UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report

(Date of earliest event reported):

September 29, 2009

HERITAGE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Fifth Avenue S.W. Olympia WA	98501
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2009, Heritage Financial Corporation (“Heritage”) entered into Compensation Modification Agreements with each of Brian L. Vance, D. Michael Broadhead, Donald V. Rhodes, Donald J. Hinson, Gregory Patjens and Dave Spurling. These agreements were entered into in connection with Heritage’s participation in the United States Department of the Treasury’s (“Treasury”) Troubled Assets Relief Program Capital Purchase Program, as disclosed in Heritage’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2008, as well as the Treasury’s release of interim final regulations, published in the Federal Register on June 15, 2009.

The form of Compensation Modification Agreement entered into with each of Brian L. Vance and D. Michael Broadhead is filed as Exhibit 10.1 and the form of Compensation Modification Agreement entered into with each of Donald V. Rhodes, Donald J. Hinson, Gregory Patjens and David Spurling is filed as Exhibit 10.2 to this Form 8-K.

ITEM 9.01 –	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

10.1	Form of Compensation Modification Agreement by and between Heritage Financial Corporation and each of Brian L. Vance and D. Michael Broadhead.

10.2	Form of Compensation Modification Agreement by and between Heritage Financial Corporation and each of Donald V. Rhodes, Donald J. Hinson, Gregory Patjens and David Spurling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2009

HERITAGE FINANCIAL CORPORATION

By:	/s/ BRIAN L. VANCE
Brian L. Vance President and Chief Executive Officer

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